UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2006

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LANDAMERICA FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	1-13990 (Commission File Number)	54-1589611 (I.R.S. Employer Identification No.)
101 Gateway Centre Parkway Richmond, Virginia (Address of principal executive offices)	23235-5153 (Zip Code)

Registrant’s telephone number, including area code: (804) 267-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

In June 2006, LandAmerica Financial Group, Inc. (the “Company”) completed the process of redomesticating its three principal title insurance subsidiaries, Commonwealth Land Title Insurance Company, Lawyers Title Insurance Corporation and Transnation Title Insurance Company from the States of Pennsylvania, Virginia and Arizona, respectively, to the State of Nebraska. The redomestication of these title insurance subsidiaries is expected to result in streamlined regulatory, tax and statutory accounting functions derived from having these subsidiaries subject to the same laws and regulations. Under Nebraska insurance laws and regulations, approximately $100 million of the net assets of the Company’s consolidated insurance subsidiaries are available during the remainder of 2006 for ordinary dividends, loans or advances to the Company. The redomestication of these subsidiaries is expected to increase the cumulative amount of surplus that is available to pay dividends to the Company by the aggregate amount that these subsidiaries’ total statutory claims reserves exceed GAAP claims reserves after income taxes, subject to certain annual limitations and any approval that may be required by the Nebraska Department of Insurance. As of December 31, 2005, statutory claims reserves exceeded GAAP claims reserves by approximately $237 million before income taxes. The Company anticipates that any such additional dividends will be used for general corporate purposes, including but not limited to the repayment of debt, acquisitions and the repurchase of its common stock.

The Company may pursue redomestication of certain other of its title insurance subsidiaries in the future. At the time the redomestication of any title insurance subsidiary becomes effective, the ability of that subsidiary to pay dividends to the Company will be governed by Nebraska laws and regulations rather than its former state of domicile.

The Company has previously announced that it expects to fund approximately 50% of the cash consideration for the acquisition of the common stock of Capital Title Group, Inc. from available cash and 50% of it from additional borrowings.  The 50% from available cash may initially include short-term borrowings that may be repaid from the anticipated increase in net assets available for distribution to the Company from its consolidated insurance subsidiaries in the future.

The Company cautions readers that certain statements contained herein regarding the change in domicile of the Company’s title insurance subsidiaries, including the anticipated effects of the redomestication, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon management’s current knowledge and assumptions about future events and involve risks and uncertainties that could cause actual results to differ materially from anticipated results. Such risks and uncertainties include: (i) any changes in the business or prospects of its title insurance subsidiaries may require additional statutory reserves or make it impractical or imprudent to increase the surplus of such subsidiaries; (ii) any changes in laws or regulations that may restrict the payment of dividends by the Company’s title insurance subsidiaries; and (iii) the Company’s potential inability to obtain necessary regulatory approvals for the redomestication of one or more of its other title insurance subsidiaries. For more details on factors that could affect expectations, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, and other reports from time to time filed with or furnished to the Securities and Exchange Commission. This document speaks only as of its date, and the Company disclaims any duty to update the information contained herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDAMERICA FINANCIAL GROUP, INC.

Date:	July 17, 2006	By: /s/ Michelle H. Gluck

Michelle H. Gluck

Executive Vice President, General Counsel

and Corporate Secretary